OFFERING MEMORANDUM AND DISCLOSURE STATEMENT

                            TERMOEMCALI FUNDING CORP.

     Offer To Exchange All Outstanding 10 1/8% Senior Secured Notes Due 2014
                       For Senior Secured Notes Due 2019,
                            Consent Solicitation, And
       Solicitation Of Acceptance Of A Prepackaged Plan Of Reorganization

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                      CUSIPs                     ISINs
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                    880880AA7                 US880880AA73
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                    U8813NAA4                 USU8813NAA47
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                        Supplement Dated August 19, 2005
    To The Offering Memorandum And Disclosure Statement Dated August 11, 2005

         This Supplement clarifies statements in "PROCEDURES FOR TENDERING EXISTING SENIOR SECURED NOTES AND EXECUTING THE PAPER BALLOT" and "APPENDIX A - Glossary".

         The following paragraph shall be inserted as the third paragraph in the section entitled "PROCEDURES FOR TENDERING EXISTING SENIOR SECURED NOTES AND EXECUTING THE PAPER BALLOT"

         ALL HOLDERS (REGARDLESS OF WHETHER SUCH EXISTING SENIOR SECURED NOTES ARE HELD THROUGH DTC, EUROCLEAR, OR CLEARSTREAM) MAY TENDER THE EXISTING SENIOR SECURED NOTES THAT IT CURRENTLY HOLDS ANY TIME PRIOR TO THE VOTING DEADLINE, AND SUCH TENDER SHALL BE COUNTED FOR PURPOSES OF THE EXCHANGE OFFER REGARDLESS OF WHETHER SUCH EXISTING SENIOR SECURED NOTES WERE HELD AS OF THE VOTING RECORD DATE. ONLY THOSE HOLDERS THAT CERTIFY THAT SUCH EXISTING SENIOR SECURED NOTES WERE HELD AS OF THE VOTING RECORD DATE SHALL HAVE THEIR VOTES COUNTED WITH RESPECT TO THE PREPACKAGED PLAN AND RELEASES. IF ANY HOLDER DOES NOT CERTIFY THAT THEIR EXISTING SENIOR SECURED NOTES WERE HELD AS OF THE VOTING RECORD DATE, THEIR VOTE SHALL BE ACCEPTED FOR PURPOSES OF THE EXCHANGE OFFER, BUT SHALL NOT BE COUNTED FOR PURPOSES OF THE PREPACKAGED PLAN AND RELEASE.


         The following paragraph replaces, in its entirety, the first paragraph of "PROCEDURES FOR TENDERING EXISTING SENIOR SECURED NOTES AND EXECUTING THE PAPER BALLOT - Existing Senior Secured Notes held through DTC":

                  Existing Senior Secured Notes held through DTC. The Exchange Agent will establish one or more ATOP accounts on our behalf with respect to the Existing Senior Secured Notes at DTC promptly after the commencement date of this Exchange Offer. Any DTC participant can make book-entry delivery of Existing Senior Secured Notes credited to the participant's DTC account by causing DTC to transfer those securities into the ATOP account and electronically deliver the consents and releases with respect to such securities. DTC will authorize DTC participants for whom DTC or its nominee holds securities ) to execute consents and waivers with respect to such securitiess. Accordingly, such participants of such securities and agent's messages transmitted by DTC shall be deemed to be valid consents and waivers with respect to such securities.

         The following definitions replace, in their entirety, the definition of the respective term in "APPENDIX A - Glossary":

                  "Voting Deadline" means 5:00 p.m. New York City time on September 9, 2005, unless extended or terminated early by the Debtor pursuant to the procedure outlined in the Offering Memorandum and Disclosure Statement, in its sole discretion; the date and time in which the Ballots must be received by Bondholders Communication Group; the Debtor may extend the Voting Deadline, by oral or written notice to Bondholders Communication Group, until the requisite acceptances are received.

                  "Voting Record Date" means August 10, 2005.


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